Exhibit 10.1

Amendment A

to

Manufacturer Exclusive Distributor Agreement

Between Wound Care Innovations, LLC and Academy Medical, LLC

Dated June, 2013

Notwithstanding any other provisions in the above titled Agreement, Section 2.B is hereby amended to permit the resale of Products (as defined in Exhibit A of said Agreement) to Opus Health Solutions, Costa Mesa, CA for resale to any sovereign Indian Nation sited in the United States of America.

In Witness Whereof, the Parties have executed this Agreement as of the date indicated by the signatures below.

Academy Medical, LLC

By: /s/ David Spinola

Printed: David Spinola

Title: Chief Financial Officer

Date: 8/7/2013

Wound Care Innovations, LLC

By:/s/ Robert H. Lutz, Jr.

Printed: Robert H. Lutz, Jr.

Title: Chief Executive Officer

Date: 8/6/2013